EXHIBIT 10.2

Exhibit A

to

Common Stock and Warrant Purchase Agreement

FORM OF BASE WARRANT

NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

SUPER VISION INTERNATIONAL, INC.

COMMON STOCK WARRANT

No. __________	December 7, 2006

SUPER VISION INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby certifies that ______________________________________, its permissible transferees, designees, successors and assigns (collectively, the “Holder”), for value received, is entitled to purchase from the Company at any time commencing on the effective date (the “Effective Date”), which shall be the date of the Closing (as defined in the Common Stock and Warrant Purchase Agreement (the “Securities Purchase Agreement”), dated as of December 7, 2006, by and among the Company and the Purchasers listed on Schedule 1 thereto), and terminating on the fifth anniversary of such date (the “Termination Date”) up to _____________ shares (each, a “Share” and collectively the “Shares”) of the Company’s Class A Common Stock, $.001 par value per Share (the “Class A Common Stock”), at an exercise price per Share equal to Two Dollars and Twenty Three Cents ($2.23) (the “Exercise Price”). The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

1. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (with the notice of exercise form (the “Notice of Exercise”) attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by (i) wire transfer or certified check payable to the order of the Company, (ii)

cancellation by the Holder of indebtedness or other obligations of the Company to the Holder or (iii) a combination of (i) and (ii). The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section l (a) hereof, the Holder may elect to receive a number of Shares equal to the value (as determined below) of such portion of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Cashless Exercise annexed hereto as Exhibit C duly executed; provided that the Net Issue Exercise set forth in this Section 1(b) is subject to adjustments set forth in Section 4 of this Warrant. In such event, the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y (A-B)

        A

Where X	=	the number of Shares to be issued to the Holder.

Y	=	the number of Shares subject to this Warrant or, if only a portion of this Warrant is being exercised, the portion of the Warrant being canceled (at the time of such calculation).

A	=	the fair market value of one share of the Company’s Class A Common Stock (at the date of such calculation).

B	=	the Exercise Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 1, the fair market value of the Company’s Class A Common Stock shall mean:

(i) The average of the closing price of the Company’s Class A Common Stock quoted on the Nasdaq Stock Market or in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value;

(ii) If the Company’s Class A Common Stock is not traded on the Nasdaq Stock Market or Over-The-Counter or on an exchange, the fair market value of the Common Stock per share shall be agreed upon by the parties hereto. If the parties cannot agree on the fair market value within five (5) business days of delivery of the Notice of Exercise, the Board of Directors of the Company in good faith shall determine the fair market value of the Class A Common Stock; provided, however, that the fair market value of the Class A Common Stock shall be no greater than the price at which the Company last sold its Class A Common Stock or the exercise price of its last granted options, whichever occurs later.

(d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

(e) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

2. Warrant.

(a) Exchange, Transfer and Replacement. At any time prior to the exercise hereof, this Warrant may be exchanged upon presentation and surrender to the Company, alone or with other warrants of like tenor of different denominations registered in the name of the same Holder, for another warrant or warrants of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the warrant or warrants surrendered.

(b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

(c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company. The Holder shall pay all taxes and all other expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

(d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

3. Rights and Obligations of Holders of this Warrant. The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Class A Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Class A Common Stock on the date on which this Warrant, together with a duly executed Election to Purchase, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Class A Common Stock certificate.

4. Adjustments.

(a) Stock Dividends, Reclassifications, Recapitalizations, Etc. In the event the Company: (i) pays a dividend in Class A Common Stock or makes a distribution in Class A Common Stock, (ii) subdivides its outstanding Class A Common Stock into a greater number of shares, (iii) combines its outstanding Class A Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Class A Common Stock outstanding by reclassification of its Class A Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Class A Common Stock outstanding immediately after such event, and (2) the number of shares of Class A Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(b) Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to all holders of Class A Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 4(a), (y) any rights, options, warrants or securities described in Section 4(c) and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Class A Common Stock issuable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Class A Common Stock issuable upon the exercise of this Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be such Current Market Value (as hereinafter defined) per share of Class A Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Class A Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Class A Common Stock and (y) the fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Holders upon request) of the portion, if any, of the distribution applicable to one share of Class A Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. No adjustment shall be made pursuant to this Section 4(b) which shall have the effect of decreasing the number of shares of Class A Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price.

(c) Combination: Liquidation. (i) In the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof). Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the “Successor Company”) in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. “Combination” means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity; (ii) In the event of (x) a Combination where consideration to the holders of Class A Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant, distributions on an equal basis with the holders of Class A Common Stock or other securities issuable upon exercise of the Warrant, as if the Warrant had been exercised immediately prior to such event, less the Exercise Price. In case of any Combination described in this Section 4, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with an agent or trustee for the benefit of the Holders of the funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrant are received, the Company is required to deliver a check in such amount as is appropriate (or, in the case or consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant.

(d) Notice of Adjustment. Whenever the Exercise Price or the number of shares of Class A Common Stock and other property, if any, issuable upon exercise of the Warrant is adjusted, as herein provided, the Company shall deliver to the holders of the Warrant in accordance with Section 10 a certificate of the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Class A Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and number of shares of Class A Common Stock issuable upon exercise of Warrant after giving effect to such adjustment.

(e) Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) to offer the holders of its Class A Common Stock rights to subscribe for or to purchase any securities convertible into shares of Class A Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Class A Common Stock, as a whole, or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to each Holder a notice of such proposed action or offer. Such notice shall be mailed to the Holders at their addresses as they appear in the Warrant Register (as defined in Section 2(d)), which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Class A Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Class A Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Class A Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Section 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

(f) Current Market Value. “Current Market Value” per share of Class A Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934 and/or traded on a national securities exchange, quotation system or bulletin board, as amended (the “Exchange Act”), (a) the value of the security, determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm’s-length transaction between the Company and a Person other than an affiliate of the Company or between any two such Persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred within the six-month period, the value of the security as determined by an independent financial expert or an agreed upon financial valuation model or (ii) if the security is registered under the Exchange Act and/or traded on a national securities exchange, quotation system or bulletin board, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Class A Common Stock is being traded (each, a “Trading Day”) during the period commencing thirty (30) days before such date and ending on the date one day prior to such date.

5. Registration Rights. The Holder is entitled to the benefit of such registration rights in respect of the Shares as are set forth in the Registration Rights Agreement dated as of December 7, 2006 by and between the Company and the Holder.

6. Fractional Shares. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will issue an additional whole share in lieu of that fractional share, calculated on the basis of the Exercise Price.

7. Legends. Prior to issuance of the shares of Class A Common Stock underlying this Warrant, all such certificates representing such shares shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the 1933 Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant.

8. Disposition of Warrants or Shares. The Holder of this Warrant, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the 1933 Act. Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

9. Merger or Consolidation. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

10. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 10):

if to the Company:	Super Vision International, Inc.
8210 Presidents Drive
Orlando, Florida 32809
Attention: ___________________
Facsimile: ____________________

with copy to:

_______________________
_______________________
_______________________
Attention:
Facsimile:

if to the Holder:	_______________________

_______________________
_______________________
_______________________

with a copy to:	_______________________
_______________________
Facsimile: ______________

Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section.

11. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Class A Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Class A Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Class A Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed [4.999% or 9.999%*] of the total number of issued and outstanding shares of Class A Common Stock (including for such purpose the shares of Class A Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. This provision shall not restrict the number of shares of Class A Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company. This restriction may not be waived without the consent of the Holder.

*	At the option of the Holder.

12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

13. Successors and Assigns. This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

14. Headings. The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

15. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

16. Modification and Waiver. This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

17. Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

18. Assignment. Subject to prior written approval by the Company, this Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant, as Exhibit B hereto, and, upon the Company’s receipt hereof, and in any event, within five (5) business days thereafter, the Company shall issue a warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

(signature page immediately follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

SUPER VISION INTERNATIONAL, INC.

Date: December ___, 2006	By:
Name:
	Title:	President and Chief Executive Officer

EXHIBIT A

TO

WARRANT CERTIFICATE

ELECTION TO PURCHASE

To Be Executed by the Holder

in Order to Exercise the Warrant

The undersigned Holder hereby elects to purchase _______ Shares pursuant to the attached Warrant, and requests that certificates for securities be issued in the name of:

__________________________________________________________

(Please type or print name and address)

__________________________________________________________

__________________________________________________________

__________________________________________________________

(Social Security or Tax Identification Number)

and delivered

to: ____________________________________________________________________________________________________ ________________________________________________________________________________________________________.

(Please type or print name and address if different from above)

If such number of Shares being purchased hereby shall not be all the Shares that may be purchased pursuant to the attached Warrant, a new Warrant for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of SUPERVISION INTERNATIONAL, INC.

HOLDER:

By:
Name:
Title:
Address:

Dated: _______________________

EXHIBIT B

TO

WARRANT

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Class A Common Stock of Super Vision International, Inc., a Delaware corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Super Vision International, Inc., a Delaware corporation, with full power of substitution of premises.

Dated:	By:
Name:
Title:
(signature must conform to name of holder as specified on the fact of the Warrant)

Address:

Signed in the presence of :

Dated:

EXHIBIT C

TO

WARRANT

NOTICE OF EXERCISE OF CLASS A COMMON STOCK WARRANT

PURSUANT TO NET ISSUE (“CASHLESS”) EXERCISE PROVISIONS

Super Vision International, Inc.

8210 Presidents Drive

Orlando, Florida 32809

Number of Shares of

Class A Common

Stock to be Issued

Under this Notice:

CASHLESS EXERCISE

Gentlemen:

The undersigned, registered holder of the Warrant to Purchase Class A Common Stock delivered herewith (“Warrant”) hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Class A Common Stock of SUPER VISION INTERNATIONAL, INC., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as hereinafter defined) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $            , thereby leaving a remainder Aggregate Price (if any) equal to $            . Such exercise shall be pursuant to the net issue exercise provisions of Section 1(b) of the Warrant. Therefore, the holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 1(b) of the Warrant which requires the use of the fair market value (as defined in Section 1(c) of the Warrant) of the Company’s Class A Common Stock on the business day immediately preceding the day on which this Notice is received by the Company. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, the remainder of the Warrant representing a number of Shares equal to the quotient obtained by dividing the remainder of the Aggregate Price by the Warrant Price (and otherwise of like form, tenor and effect) may be exercised under Section 1(b) of the Warrant. For purposes of this Notice the term “Aggregate Price” means the product obtained by multiplying (i) the number of shares of Class A Common Stock for which the Warrant is exercisable times the Warrant Price.

Signature:

Address:

Date: